QuickLinks -- Click here to rapidly navigate through this document

Exhibit 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)  ☐

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

(State of incorporation if not a U.S. national bank)	95-3571558 (I.R.S. employer identification no.)
700 South Flower Street Suite 500 Los Angeles, California (Address of principal executive offices)	90017 (Zip code)

FLEETWOOD ENTERPRISES, INC.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-1948322 (I.R.S. employer identification no.)

 TABLE OF ADDITIONAL REGISTRANTS

Exact Name as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
Fleetwood Holdings, Inc.	Delaware	91-2120567
Fleetwood General Partner of Texas, Inc.	Delaware	74-2937312
Fleetwood Homes Investment, Inc.	California	33-0882837
Fleetwood Homes of Arizona, Inc.	Arizona	86-0693967
Fleetwood Homes of California, Inc.	California	95-1621558
Fleetwood Homes of Florida, Inc.	Florida	59-1295435
Fleetwood Homes of Georgia, Inc.	Georgia	58-1134923
Fleetwood Homes of Idaho, Inc.	Idaho	82-0230254
Fleetwood Homes of Indiana, Inc.	Indiana	62-1331442
Fleetwood Homes of Kentucky, Inc.	Kentucky	68-0408652
Fleetwood Homes of North Carolina, Inc.	North Carolina	56-1339111
Fleetwood Homes of Oregon, Inc.	Oregon	93-0670897
Fleetwood Homes of Pennsylvania, Inc.	Pennsylvania	33-0243061
Fleetwood Homes of Tennessee, Inc.	Tennessee	62-0810073
Fleetwood Homes of Texas, L.P.	Texas	74-1269568
Fleetwood Homes of Virginia, Inc.	Virginia	54-0834440
Fleetwood Homes of Washington, Inc.	Washington	91-0883321
Fleetwood International, Inc.	California	95-2775234
Fleetwood Canada Ltd.	Ontario, Canada	(Canadian Business No.) ON-0000583926
Fleetwood Motor Homes of California, Inc.	California	95-2467791
Fleetwood Motor Homes of Indiana, Inc.	Indiana	35-1184349
Fleetwood Motor Homes of Pennsylvania, Inc.	Pennsylvania	24-0863770
Fleetwood Travel Trailers of California, Inc.	California	95-2419471
Fleetwood Travel Trailers of Indiana, Inc.	Indiana	35-1283654
Fleetwood Travel Trailers of Kentucky, Inc.	Kentucky	31-1713850
Fleetwood Travel Trailers of Maryland, Inc.	Maryland	52-0892953
Fleetwood Travel Trailers of Ohio, Inc.	Ohio	34-1042043
Fleetwood Travel Trailers of Oregon, Inc.	Oregon	93-0572091
Fleetwood Travel Trailers of Texas, Inc.	Texas	75-1330717
Gold Shield, Inc.	California	95-2748390
Gold Shield of Indiana, Inc.	Indiana	94-2829161
Hauser Lake Lumber Operations, Inc.	Idaho	82-0306588
Continental Lumber Products, Inc.	California	95-2830315

3125 Myers Street Riverside, California (Address of principal executive offices)	92503 (Zip code)

Senior Secured Notes due 2011
(Title of the indenture securities)

1.
General information. Furnish the following information as to the trustee:

(a)
Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219
Federal Reserve Bank	San Francisco, California 94105
Federal Deposit Insurance Corporation	Washington, D.C. 20429
  (b)
  Whether it is authorized to exercise corporate trust powers.

        Yes.

2.
Affiliations with Obligor.

        If the obligor is an affiliate of the trustee, describe each such affiliation.

        None.

16.
List of Exhibits.

  Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

  1.
  A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

  2.
  A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

  3.
  A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

  4.
  A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-152875).

  6.
  The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

  7.
  A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

 SIGNATURE

        Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the 20th day of October, 2008.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/S/ TERESA PETTA
Name:	TERESA PETTA
Title:	VICE PRESIDENT

 EXHIBIT 7

Consolidated Report of Condition of
THE BANK OF NEW YORK TRUST COMPANY, N.A.
of 700 South Flower Street, Suite 200, Los Angeles, CA 90017

        At the close of business June 30, 2008, published in accordance with Federal regulatory authority instructions.

Dollar Amounts in Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	1,964
Interest-bearing balances	0
Securities:
Held-to-maturity securities	35
Available-for-sale securities	295,737
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	34,400
Securities purchased under agreements to resell	90,123
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	12,357
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Not applicable
Intangible assets:
Goodwill	876,153
Other intangible assets	286,743
Other assets	140,067

Total assets	$1,737,579

LIABILITIES
Deposits:
In domestic offices	1,406
Noninterest-bearing	1,406
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	218,691
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	132,014
Total liabilities	352,111
Minority interest in consolidated subsidiaries	0

1

Dollar Amounts in Thousands
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Retained earnings	262,078
Accumulated other comprehensive income	870
Other equity capital components	0
Total equity capital	1,385,468

Total liabilities, minority interest, and equity capital	1,737,579

        I, Karen Bayz, Vice President of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

        Karen Bayz            )            Vice President

        We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

        Michael K. Klugman, President      )

        Frank P. Sulzberger, MD                )                Directors (Trustees)

        William D. Lindelof, VP                )

2

QuickLinks

  Exhibit 25.1
TABLE OF ADDITIONAL REGISTRANTS
SIGNATURE
  EXHIBIT 7